EXHIBIT 21



                         Subsidiaries of the Registrant


                                                      Jurisdiction of
         Subsidiaries                                  Incorporation
         ------------                                 ---------------

         American Savings Bank of NJ                   United States

         ASB Investment Corp                           New Jersey